Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Shantou Big Tree Toys Co., Ltd.

We have audited the accompanying balance sheets of Shantou Big Tree Toys Co., Ltd. (the "Company") as of December 31, 2010 and 2009 and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shantou Big Tree Toys Co., Ltd. as of December 31, 2010 and 2009 and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Sherb & Co., LLP
Certified Public Accountants

Boca Raton, Florida
January 5, 2012

BIG TREE
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2011	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$139,742	$44,377	$14,321
Accounts receivable	3,901,546	57,213	400,519
Inventories	221,005	121,567	388,022
Other receivable	225,995	145,448	272,456
Prepaid taxes	36,099	26,926	68,423
Advance to suppliers and prepaid expenses	116,601	308,285	4,400
Total Current Assets	4,640,988	703,816	1,148,141

Fixed assets, net	39,487	297,796	293,977
Intangible assets, net	14,239	-	-
Total Assets	$4,694,714	$1,001,612	$1,442,118

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$800,319	$95,726	$217,810
Advance from customers	901,905	16,433	11,533
Salary payable	30,133	-	8,740
Other payables	398,420	-	-
Tax payable	21,777	-	-
Due to related parties	1,098,591	685,878	1,353,483
Total Current Liabilities	3,251,145	798,037	1,591,566

Total Liabilities	3,251,145	798,037	1,591,566

SHAREHOLDERS' EQUITY (DEFICIT)
Paid-in capital	697,045	697,045	241,934
Retained earnings (Accumulative deficit)	677,188	(537,334)	(442,777)
Accumulated other comprehensive lncome	69,336	43,865	51,395
Total Shareholders' Equity (DEFICIT)	1,443,569	203,576	(149,448)
Total Liabilities and Shareholders' Equity	$4,694,714	$1,001,613	$1,442,118

See notes to financial statements.

BIG TREE
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHESIVE INCOME

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
Revenues	$17,137,266	$1,286,594	$2,193,725	$1,297,652
Revenues – related party		534,755	537,745
Total revenues	17,137,266	1,821,349	2,731,470	1,297,652

Cost of revenues	15,111,298	1,704,885	2,533,951	1,190,478
Gross profit	2,025,968	116,464	197,519	107,174

OPERATING EXPENSES
Selling	91,529	64,182	83,936	49,918
General and administrative	716,999	162,662	194,172	130,796
Total operating expenses	808,528	226,844	278,108	180,714

Operating income (Loss)	1,217,440	(110,380)	(80,589)	(73,540)

OTHER INCOME (EXPENSES):
Other income (expenses)	17,088	(3,090)	(7,152)	4,114
Interest income	193	-	396	75
Total other income (expenses)	17,282	(3,090)	(6,756)	4,189

Income (loss) before income taxes	1,234,722	(113,470)	(87,345)	(69,351)

Income taxes	(20,199)	(4,914)	(7,212)	-
Net income (loss)	$1,214,523	$(118,384)	$(94,557)	$(69,351)

COMPREHENSIVE INCOME (LOSS):

Net income (loss)	$1,214,523	$(118,384)	$(94,557)	$(69,351)
Foreign currency translation gain (loss)	25,471	(49,264)	(7,530)	(42)

COMPREHENSIVE INCOME (LOSS)	$1,239,994	$(167,648)	$(102,087)	$(69,393)

See notes to financial statements.

BIG TREE
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	Additional paid-in capital	Retained earnings (Accumulated deficit)	Accumulated other comprehensive income (loss)	Total shareholders' equity (deficit)

Balance, December 31, 2008	$241,934	$(373,426)	$51,437	$(80,055)

Comprehensive income (loss):
Net loss for the year	-	(69,351)		(69,352)
Other comprehensive income, net of tax:
Foreign currency translation adjustment			(42)	(42)
Comprehensive loss	-	-	-	(69,394)

Balance, December 31, 2009	$241,934	$(442,777)	$51,395	$(149,448)

Paid in Capital 2010	$455,111			$455,111
Comprehensive income:
Net loss for the year	-	(94,557)	-	(94,557)
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustment			(7,530)	(7,530)
Comprehensive income	-	-	-	353,024

Balance, December 31, 2010	$697,045	$(537,334)	$43,865	$203,576

Comprehensive income:
Net income for the year	-	1,214,523	-	1,214,523
Other comprehensive income, net of tax:
Foreign currency translation adjustment			25,471	25,471
Comprehensive income	-	-	-	1,239,994

Balance, September 30, 2011 (unaudited)	$697,045	$677,189	$69,336	$1,443,570

See notes to consolidated financial statements

BIG TREE
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended		For the Year Ended
	September 30,		December 31,
	2011	2010	2010	2009
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,214,523	$(118,384)	$(94,557)	$(69,351)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,804	4,532	6,078	6,098
Gain on disposition of property, plant and equipment	(29,036)	-	-	-
Changes in current assets and liabilities:
Accounts receivable	(3,783,351)	369,660	348,093	(202,014)
Advance to suppliers	192,924	(119,857)	(288,601)	-
Prepaid expenses and other current assets	(77,469)	29,559	168,112	(70,319)
Inventories	(94,097)	63,186	272,742	(387,794)
Accounts payable and accrued expenses	720,415	(139,787)	(135,114)	164,665
Other payables	392,286	-	-	-
Taxes payable	21,442	-	-	(4,378)
Advance from customers	871,323	180,900	4,393	-

Net cash (used in) provided by operating activities	(563,236)	269,809	281,146	(563,093)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets (software)	(14,020)	-	-	-
Proceeds from disposition of property, plant and equipment	301,648	-	-	(4,691)
Net cash provided by (used in) investing activities	287,628	-	-	(4,691)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase (decrease) in due to related party	384,868	(653,327)	(696,072)	570,191
Proceeds from shareholders' equity investment	-	455,111	455,111	-
Net cash provided by (used in) financing activities	384,868	(198,216)	(240,961)	570,191

Effect of exchange rate on cash	(13,895)	(12,487)	(10,130)	-
Net increase in cash	95,365	59,106	30,055	2,407

Cash - beginning of period	44,377	14,322	14,322	11,914

Cash - end of period	$139,742	$73,428	$44,377	$14,321

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for taxes	$20,199	$4,914	$7,212	$-

See notes to financial statements.

NOTE 1 – ORGANIZATION AND OPERATIONS

We are in the business of toys sourcing, distribution and contractual manufacturing targeting international and domestic distributors and customers in the toys industry. We operate our business with two legal entities, which are collectively referred to as “Big Tree” in this report.

Shantou Big Tree Toys Co., Ltd. (“BT Shantou”), our principal operating subsidiary in the People’s Republic of China (the “PRC”) was established under the laws of the PRC on November 21, 2003.

Big Tree International Co., Ltd. (“BT Brunei”) was formed in the State of Brunei Darussalam, by a Hong Kong company, Lins (HK) International Trading Limited (the “BT Hong Kong”) on April 13, 2011.

On July 5, 2011, BT Brunei agreed to acquire 100% of the equity interest of BT Shantou in exchange for paying the shareholders of BT Shantou the price of RMB 5,000,000 (approximately US$774,881). On September 6, 2011, Bureau of Foreign Trade and Economic Cooperation of Shantou approved the acquisition to be effective as of October 13, 2011. BT Shantou received the business license as a wholly foreign owned enterprise (the “WFOE”) that recognized BT Brunei as its sole shareholder. BT Shantou is now the wholly-owned subsidiary of BT Brunei. BT Shantou and BT Brunei are collectively referred to as "Big Tree" in this report.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements and related notes were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The accompanying financial statements as of and for the year ended December 31, 2010 and 2009, and for the nine months ended September 30, 2010 reflect the financial position and result of operations of BT Shantou, while the financial statements as of and for the nine months ended September 30, 2011 reflect the consolidated financial position and result of operations of BT Brunei and BT Shantou, as BT Shantou became the wholly-owned subsidiary of BT Brunei in 2011.

The accompanying financial statements as of and for the nine month period ending September 30, 2011 and 2010 are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the period presented.  Interim results are not necessarily indicative of the results for the full year.

Foreign Currency Translation

Our functional currency is the Chinese Renminbi (“RMB”).  In accordance with Section 830-20-35 of Financial Accounting Standards Board (“FASB”) issued Accounting Standards Codification (“ASC”), the financial statements were translated into United States dollars using balance sheet date rates of exchange for assets and liabilities, and average rates of exchange for the period for the income statements.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations and comprehensive income.  Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in other comprehensive income or loss.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into United States dollars (“$”) was made at the following exchange rates for the respective periods:

December 31, 2009:
Balance sheet	RMB 6.8172 to $1.00
Statement of operations and comprehensive income	RMB 6.8212 to $1.00
December 31, 2010:
Balance sheet	RMB 6.5918 to $1.00
Statement of operations and comprehensive income	RMB 6.7605 to $1.00
September 30, 2011:
Balance sheet	RMB 6.3885 to $1.00
Statement of operations and comprehensive income	RMB 6.4884 to $1.00

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Significant estimates include the estimated useful lives of property and equipment.  Actual results could differ from those estimates.

Cash and equivalents

We consider all highly liquid investments with maturities of three months or less  to be cash and equivalents.

Accounts receivable

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts reflects our best estimate of the amount of probable credit losses in our existing accounts receivable. We determined the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expense, if any.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Based on historical collection record and the accounts receivable aging distribution as of the balance sheets dates, we determined no bad debt allowances were needed. Accordingly, there is no bad debt expense during the years ended December 31, 2010 and 2009, and for the nine months ended September 30, 2011.

Advance to suppliers and other prepaid expenses

Advance to suppliers and other prepaid expenses consist of (i) advance to suppliers for merchandise that had not yet been shipped, and (ii) prepaid advertising expenses.

Property, Plant and equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized. Maintenance and repairs are expensed as incurred.  Depreciation of property and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations. Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts. Certain property, plant and equipment is pledged as collateral to secure loans to commercial banks.

Impairment of long-lived assets

In accordance with ASC 360, “Property, Plant and Equipment”, our long-lived assets, which include property, equipment and automobiles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

  We assess the recoverability of our long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts.  Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. We determined there were no impairments of long-lived assets as of September 30, 2011, December 31, 2010 and 2009.

Advance from customers

Advance from customers represent prepayments to us for merchandise that had not yet been shipped to customers.

Fair value of financial instruments

We adopted ASC Topic 820, “Fair Value Measurements”, for our financial instruments.  The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of our financial assets and liabilities, such as cash, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Revenue recognition

We follow the U.S. Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 104 for revenue recognition.  Revenue is recognized when earned and is reported net of refunds.

We follow the guidance of ASC 605, "Revenue Recognition,” and the Securities and Exchange Commission's Staff Accounting Bulletin (“SAB”) No. 104 and SAB Topic 13 for revenue recognition. In general, we record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Revenues for our product sales are recognized when all four of the following criteria are met: (i) persuasive evidence of an arrangement exists through a formal purchase order or contract; (ii) delivery of the products has occurred and risks and rewards of ownership have passed to the customer; (iii) the selling price is both fixed and determinable based on agreement between us and our customer; and (iv) collectability is reasonably assured.  For any advance payments from customers, revenues are deferred until such a time when all the four criteria mentioned above are fully met.

In accordance with ASC 605-45, “Principal Agent Considerations”, we report our revenue from sales of toys on the gross basis as we meet the criteria of gross revenue reporting as follows.

●	We are the primary obligor to provide the product or services desired by our customers;
●	We have latitude in establishing price;
●	We have credit risk – see Note 14 for customer concentrations and credit risk;
●	We have general inventory risk – before customer order is placed and upon customer return; and
●	We have discretion in supplier selection.

Income taxes

We account for income taxes under ASC 740, “Expenses – Income Taxes”. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

All of BT Shantou operations are in the PRC and are governed by the Income Tax Law of the People’s Republic of China and local income tax laws (the PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, we are subject to tax at a maximum statutory rate of 25% (inclusive of state and local income taxes).

Big Tree International Co., Ltd. (“BT Brunei”) was incorporated in the State of Brunei Darussalam, and isnot subject to any corporate income taxes in accordance to the laws and regulations of that country.

Value added taxes

Pursuant to the Provisional Regulation of China on Value Added Tax (“VAT”) and their rules, all entities and individuals that are engaged in the sale of goods in China are generally required to pay VAT at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to a portion of or a full refund of the VAT that it has already paid or borne.

Comprehensive income (loss)

Comprehensive income (loss) consists of net income and foreign currency translation adjustments, and is presented in our Consolidated Statements of Operations and Comprehensive Income (Loss).

Recently issued accounting pronouncements

In September 2011, the FASB issued Accounting Standards Update ("ASU") No. 2011-08, Intangibles – Goodwill and Other , which simplifies how an entity is required to test goodwill for impairment. This ASU would allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under the ASU, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The ASU includes a number of factors to consider in conducting the qualitative assessment.  The ASU is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011.  Early adoption is permitted. The adoption of ASU 2011-08 does not have an impact on our consolidated financial statements.

In June 2011, the FASB issued ASU No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. Under the amendments, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The presentation option under current GAAP to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity has been eliminated. The amendments in this Update should be applied retrospectively. For public entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted. We already comply with this presentation.

In December 2010, the FASB issued ASU No. 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations (“ASC 805”). The objective of this standard is to address diversity in practice about the interpretation of the pro forma revenue and earnings disclosure requirements for business combinations. This standard specifies that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. This standard also expands the supplemental pro forma disclosures under ASC 805 to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination included in the reported pro forma revenue and earnings. This standard is effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Early adoption is permitted. The adoption of ASU 2010-29 did not have an impact on our consolidated financial statements.

In December 2010, the FASB issued ASU No. 2010-28, Intangibles — Goodwill and Other (ASC 350): When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts . The objective of this standard is to address questions about entities with reporting units with zero or negative carrying amounts because some entities concluded that Step 1 of the test is passed in those circumstances because the fair value of their reporting unit is greater than zero. The amendments in this standard modify Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. This standard is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of ASU 2010-28 did not have an impact on our consolidated financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, requiring companies to improve their disclosures about the credit quality of their financing receivables and the credit reserves held against them. The extra disclosures for financing receivables include aging of past due receivables, credit quality indicators, and the modifications of financing receivables.  This guidance is effective for interim and annual periods ending on or after December 15, 2010.  There was no material impact on our consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued ASU No. 2010-02, Accounting and Reporting for Decreases in Ownership of a Subsidiary, which clarifies the scope of the guidance for the decrease in ownership of a subsidiary in ASC Topic 810, “Consolidations,” and expands the disclosures required for the deconsolidation of a subsidiary or de-recognition of a group of assets. This guidance was effective on January 1, 2010. We have adopted this guidance and it did not have an impact on our consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-01, Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarifies that the stock portion of a distribution to stockholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all stockholders can elect to receive in the aggregate is considered a share issuance that is reflected in earnings per share prospectively and is not a stock dividend for purposes of applying ASC Topic 505, ?癊quity,” and ASC Topic 260, “Earnings Per Share.” This guidance is effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The application of the requirements of this guidance had no impact on our consolidated financial statements.

A variety of proposed or otherwise potential accounting standards are currently under study by standard setting organizations and various regulatory agencies. Due to the tentative and preliminary nature of those proposed standards, we have not determined whether implementation of such proposed standards would be material to our consolidated financial statements.

NOTE 3 – INVENTORIES

We value inventories, consisting of finished goods only, at the lower of cost or market value. Cost is determined on the first in-first out method. We regularly review our inventories on hand and, when necessary, record a provision for excess or obsolete inventories based primarily on the current selling price. For the nine months ended September 30, 2011 and for the years ended December 31, 2010 and 2009, there were no charges for inventory reserve provision.

NOTE 4 – ADVANCE TO SUPPLIERS AND PREPAID EXPENSES

Advance to suppliers and prepaid expenses consist of the following:

	As of September 30, 2011	As of December 31, 2010	As of December 31, 2009
	(Unaudited)
Advance to suppliers	$109,465	$295,987
Prepaid expenses	7,136	12,298	$4,400
Total	$116,601	$308,285	$4,400

Prepaid expenses reflect the amount paid for advertising that has not been utilized.

NOTE 5 – OTHER RECEIVABLE

Other receivable consists of export tax refund from China's State Administration of Taxation. As a measure to encourage export, the Chinese tax code provides for a tax refund based on the amount and products exported by Chinese corporate taxpayers. The maximum statutory tax refund rate is approximately 17%.

NOTE 6 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, consists of the following:

	Estimated Life	September 30, 2011	December 31, 2010	December 31, 2009
		(unaudited)
Plant and Buildings	10-25 Years		$273,067	$264,038
Auto	5 Years	$28,736	31,794	30,743
Machinery and Equipment	5 -10 Years	33,143	22,319	21,581
		61,879	327,179	316,362
Less: Accumulated Depreciation		(22,392)	(29,383)	(22,385)
		$39,487	$297,796	$293,977

In May 2011, we decided to dispose of a building not being used in our business operations. We sold the building to Mr. Wei Lin, our principal shareholder, for RMB 1,988,400 (approximately $301,648), and recognized a gain of $29,036 from disposition of property, plant and equipment, which is included in other income in the statement of operations and comprehensive income for the nine months ended September 30, 2011.

Depreciation expenses amounted to $6,889, $4,632 for the nine months ended September 30, 2011 and 2010, respectively, and $6,078 and $6,098 for the year ended December 31, 2010 and 2009, respectively.

NOTE 7 – INTANGIBLE ASSETS

Intangible assets represent accounting software purchased in 2011, which is amortized on a straight line basis during its useful life of 5 years. For the nine months ended September 30, 2011, amortization expenses amounted to $915.

NOTE 9 – OTHER ACCOUNTS PAYABLES

Other accounts payable consist of procurement service fee due to third party that operates as an agent of Big Tree for procurement services covering arrangements for overseas freight and domestic transportation needs for our toy export business. The procurement service fee is calculated at approximately 3% of toys purchased for delivery.

NOTE 10 – ADVANCE FROM CUSTOMERS

                Advance from customers represent prepayment to us for merchandise that had not been shipped to customers. Advance from customers amounted to $901,905, $16,433 and $11,533 as of September 30, 2011 and December 31, 2010 and 2009, respectively.

NOTE 11 – DUE TO RELATED PARTIES

                             On September 30, 2011 and December 31, 2010 and 2009, due to related parties consisted of the following:

	September 30, 2011	December31, 2010	December 31, 2009
	(Unaudited)
Due to Wei Lin	$1,077,615	$685,878	$1,353,483
Due to Chaojun Lin	12,523
Due to Yunjia	8,453
Total	$1,098,591	$685,878	$1,353,483

                              Mr. Wei Lin is the founder and the Chairman of BT Shantou since its formation in 2003.  The balances of due to Mr. Lin primarily consisted of advances for working capital.

                               Chaojun Lin is the Deputy General Manager of BT Shantou since March 2004. The balance due to Mr. Chaojun Lin as of September 30, 2011, consisted of advances for working capital.

Yunjia is an apparel company, where our principal shareholder, Mrs. Guihong Zheng, is a principal shareholder. The balance due to Yunjia as of September 30, 2011, was the rent payable related to our office building (16,000 square feet) pursuant to our lease agreement, which provides for a ten year lease term (from January 1, 2011 to December 31, 2020), at a annual rent of RMB 72,000 (approximately, $11,400).

NOTE 12 - EQUITY

In May 2010, the shareholders of Big Tree Shantou, Mr. Wei Lin, invested 3 million RMB (approximately $455,111) in cash as paid in capital.

NOTE 13– INCOME TAXES

BT Shantou is governed by the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprise and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, BT Shantou is subject to tax at a maximum statutory rate of 25% (inclusive of state and local income taxes). For the periods presented in this report, BT Shantou had no taxable income. The income tax provision described in the table below was due to permanent differences.

Big Tree International Co., Ltd. (“BT Brunei”) was incorporated in the State of Brunei Darussalam, and are not subject to any corporate income taxes in accordance to the laws and regulations of that country.

The table below summarizes the reconciliation of our income tax provision computed at the statutory rate and the actual tax provision:

	For the Nine Months Ended September 30,		For the Year Ended December 31,
	2011	2010	2010	2009
	(unaudited)	(unaudited)
Income tax provision at the statutory rate	$0	$0	$0	$0
Permanent differences	20,199	4,914	7,212	0
Tax provision	$20,199	$4,914	$7,212	$0

NOTE 14 – CONCENTRATIONS AND CREDIT RISK

(i)    Customer Concentrations

Customer concentrations for the nine months ended September 30, 2011 and 2010 and year ended December 31, 2010 and 2009 are as follows:

	Net Sales				Accounts Receivable
	For the nine months ended September 30,		For the year ended December 31,		As of September 30,		As of December 31,
	2011	2010	2010	2009	2011	2010	2010	2009
Pacific Toys (HK) Ltd	10.0%	54.5%	47.7%	82.3%	2.2%	97.3%	100.0%	50.5%
Zhengzhou Danis Company		4. 0%	4.5%	3.7%				0.0%
Jiangsu Tianyuan Company			20.0%	6%			0.0%	0.0%
Big Tree Toys (HK) Limited (1)		29.0%	19.7%				0.0%
Heilongjian Feihe Company		12.1%	8.1%				0.0%
Poundland Far East Ltd	8.8%				4.3%
Guangdong Athletic Goods	6.1%				16.3%
Nova Distes	5.4%				5.0%

Total	30.3%	99.6%	100.0%	92.0%	27.7%	97.3%	100.0%	50.5%
(1)	Big Tree Toys (HK) Limited is a related party, which is owned by Mr. Wei Lin, the founder and the Chairman of BT Shantou since its formation in 2003. See Note 15 – Related Party Sales.

A reduction in sales from or loss of such customers would have a material adverse effect on our results of operations and financial condition.

(ii)    Vendor Concentrations

Vendor purchase concentrations for nine months ended September 30, 2011 and 2010 and year ended December 31, 2010 and 2009 are as follows:

	Net Purchases				Accounts Payable
	For the nine months ended September 30,		For the year ended December 31,		As of September 30,		As of December 31,
	2011	2010	2010	2009	2011	2010	2010	2009
Universal Toys (HK) Ltd	83.3%				75.6%
Shantou Yade Toys	2.8%				0.0%
Shantou Dongdexing Toys		18.2%	12.2%
Shantou Wanshun Toys		15.8%	9.9%	39.1%		75.5%		23.2%
Shantou Huada Toys		12.5%	10.7%	8.0%				34.0%
Shantou Chanhui Toys		11.5%	8.9%
Shantou Sandazhu Packaging		8.0%	7.5%	10.3%		16.6%	45.2%	7.2%
Longxiang Toys				15.2%				0.0%
Qingsong Toys				7.7%				0.0%

Total	86.0%	66.0%	49.2%	80.3%	75.6%	92.1%	45.2%	64.3%

(iii)    Credit Risk

Financial instruments that potentially subject us to significant concentration of credit risk consist primarily of cash and equivalents. As of September 30, 2011, substantially all of our cash and equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, we have not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

(iv)    Foreign currency risk

We cannot guarantee that the current exchange rate will not fluctuate. There is always the possibility that we could post the same amount of profit for two comparable periods, and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of RMB converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

NOTE 15 – RELATED PARTY SALES

BT Shantou sold toy products during the year 2010 to Big Tree Toys (HK) Limited, a related party company owned by Mr. Wei Lin, the founder and Chairman of BT Shantou. For the nine months ended September 30, 2010, revenues related to sales to Big Tree Toys (HK) Limited totaled $534,755. For the year ended December 31, 2010, revenues related to sales to Big Tree Toys (HK) Limited totaled $537,745. As of the balance sheet date of September 30, 2011 there were no accounts receivable outstanding on these sales to Big Tree Toys (HK) Limited. See Note 14 – Concentrations and Credit Risk.